UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): May 18, 2005



                           IDS LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)



         Minnesota                   333-114888                 41-0823832
----------------------------   ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation or                                   Identification No.)
        organization)





                  829 AXP Financial Center
                  Minneapolis, Minnesota                      55474
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (612) 671-3131


                                      None
               ---------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act
----     (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act
----     (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the
----     Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the
----     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 18, Arthur H. Berman resigned his position as Executive Vice President - Finance of the Company. Mr. Berman resigned to assume the role of Senior Vice President and Treasurer of American Express Financial Advisors, Inc. and American Express Financial Corporation and not due to any disagreements with the Board, auditors or officers of the Company. In the interim period, Jeryl A. Millner will assume the role of Executive Vice President - Finance of the company until the board of the Company can appoint a new Executive Vice President - Finance. Mr. Berman will continue to serve upon the board of the Company.

Ms. Millner, 46, has served as Vice President and Controller of the Company from 2003-2004 and as Vice President and Lead Financial Officer, Insurance, Annuities and Certificates, of American Express Financial Corporation from 2003-2005. Ms. Millner worked for ING Group as Second Vice President and Controller - U.S. Life Group from 2000-2002 and for ReliaStar Financial Corp as Second Vice President and Controller-ReliaStar Life and Annuity from 1999-2000.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IDS LIFE INSURANCE COMPANY
                                        (REGISTRANT)

                                        By    /s/ Timothy V. Bechtold
                                              --------------------------
                                        Name:     Timothy V. Bechtold
                                        Title:    Director and President

DATE:   May 23, 2005